Exhibit 10.1

FOURTH AMENDMENT TO AIRCRAFT MANAGEMENT SERVICES AGREEMENT

THIS FOURTH AMENDMENT TO AIRCRAFT MANAGEMENT SERVICES AGREEMENT (this “Amendment”) is effective as of October 1, 2025 (the “Amendment Effective Date”), among flyExclusive, Inc. (“Service Provider” or “FLYX”) and Volato Group, Inc. (the “Company” or “SOAR”).

RECITALS:

A.
Company and Service Provider previously entered into that certain Aircraft Management Services Agreement dated as of September 2, 2024, as amended on March 26, 2025, August 29, 2025, and September 12, 2025 (the “AMS Agreement”).
B.
Company and Service Provider now desire to enter into this Amendment.
C.
In addition to amending the AMS Agreement, Company desires to make an independent grant, the terms and conditions of which are set forth in Section 4 G280 Proceeds.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Service Provider hereby agree as follows:

1.
DEFINED TERMS; RECITALS. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to them in the Agreement (as modified hereby). All of the Recitals stated above are true and accurate and by this reference are incorporated into and made a part of the body of this Amendment.
2.
AMENDMENT TO PARTICIPATION AGREEMENT.

2.1
Section 2(a) of the AMS Agreement is hereby amended and restated in its entirety as follows:

“(a) Term. The term of this Agreement (the “Term”) shall begin on the Effective Date and termination on the sooner to occur of (i) September 1, 2026, (ii) the consummation of the Asset Purchase Agreement subject to an exercise of either of the Asset Options set forth in Section 4(f) below, or (iii) the consummation of the Merger subject to the exercise of the Corporate Option set forth in Section 4(k) below. For clarity, upon expiration of the Term as set forth above, the AMS Agreement shall automatically terminate in full without further obligation by either Party, except for any provisions expressly stated to survive.” For the purpose of this Agreement, the “Amendment Effective Date” shall mean October 1, 2025.

2.2
Section 4(f) of the AMS Agreement is hereby amended and restated in its entirety as follows:

“(f) Asset Options.

(i)
The Company hereby grants to Service Provider, subject to the terms and conditions stated herein, the right to purchase from the Company certain aviation-related assets and assume certain obligations of the Company and/or its subsidiaries (the “Service Provider Option”), and

Service Provider hereby grants to the Company, subject to the terms and conditions stated herein, the right to sell to Service Provider certain aviation-related assets and assign certain obligations of the Company and/or its subsidiaries to Service Provider (the “Company Option,” and collectively with the Service Provider Option, the “Asset Options”). Upon exercise of either of the Asset Options, the Company and Service Provider shall execute an asset purchase agreement (the “Asset Purchase Agreement”) in the form of Exhibit A, attached hereto. Each of the Service Provider and the Company shall perform its obligations as set forth in the Asset Purchase Agreement upon exercise of either of the Asset Options.

(ii)
The assets to be purchased by exercise of either of the Asset Options are the “Purchased Assets” as defined in Section 1.1 of the Asset Purchase Agreement, which includes the assumption of all of Vaunt’s current flight subscription obligations as “Assumed Contract” as defined in the Asset Purchase Agreement. The assets to be purchased by exercise of the Option specifically exclude the assets set forth in Section 1.3 of the Asset Purchase Agreement, including but not limited to the assets pertaining to the “Parslee business.” Section 1.2 of the Asset Purchase Agreement sets for the liabilities that will and will not be assumed pursuant to the Asset Purchase Agreement.
(iii)
The Company Option shall be exercisable by SOAR beginning on the Amendment Effective Date and end on the earlier of (w) the end of the Term, (x) the day immediately prior to the beginning of the exercise period of the Service Provider Option, and (y) the completion of the transaction set forth in Section 4(k). The Service Provider Option shall be exercisable by FLYX beginning six (6) months following the completion of any Change of Control of the Company, and shall expire simultaneously with the end of the Term. For this Agreement, “Change of Control” shall mean means the occurrence of any of the following: (A) a singular acquisition of more than 50% of the outstanding voting securities of the Company by any one person or affiliated group; (B) a merger or consolidation of the Company with another entity where the Company does not survive; or (C) any singular transaction in which a majority of the board of directors of the Company changes, but specifically excluding such a change set forth in (A) or (C) above in the event it occurs as part of a Company capital raise. Notwithstanding anything herein to the contrary, the Option shall not become exercisable solely by virtue of any internal restructuring, equity issuance, or change in director composition that does not involve a bona fide transfer of control to an unrelated third party. The Company and FLYX consummation of that certain Agreement and Plan of Merger and Reorganization by and among Volato, Volato Merger Subsidiary, Inc. and M2i Global, Inc., dated as of July 28, 2025 or any substantially similar transaction (the “M2i Merger Agreement”) would constitute a “Change of Control” under this Agreement.
(iv)
The purchase price (“Purchase Price”) for the Asset Options shall be Two Million Dollars ($2,000,000) in cash or common shares of FLYX, or any combination thereof at FLYX’s discretion. Any fraction of FLYX common stock calculated for the Purchase Price shall be rounded up to the nearest whole number of FLYX common stock. For any portion of the Purchase Price paid in FLYX common stock, the value of the FLYX common stock shall be determined as the VWAP of FLYX common stock as of the Effective Date of the Asset Purchase Agreement.
(v)
“VWAP” means, for any date of determination, the volume-weighted average price per share of FLYX common stock on the NYSE American LLC (or any successor exchange) as reported by Bloomberg L.P. under the function “VWAP” for the security designated as “FLYX

<Equity> VWAP” (or, if Bloomberg ceases to publish VWAP, another reputable financial data source selected in good faith by the parties), calculated for the thirty (30) consecutive trading days ending on and including the fifth (5th) trading day prior to the applicable determination date. For the avoidance of doubt, “VWAP” shall be determined without regard to after-hours trading or any other trading outside of regular trading hours (9:30 a.m. to 4:00 p.m. New York City time) and shall exclude any block trades not reported contemporaneously with public trading data.

(vi)
In the event that any asset or obligation is not transferrable by Company upon any exercise of the Company Option or Service Provider Option, as applicable, (e.g., trademark application final rejection), then each of the Service Provider and the Company shall cooperate in the manner specified in Section 6.3 of the Asset Purchase Agreement.
(vii)
The Company shall not, without the written consent of Service Provider: (1) transfer any asset or obligation prior to the exercise of either the Asset Options (other than internal reorganizations), or (2) issue third-party licenses to any asset or assets subject to the Asset Purchase Agreement except non-exclusive licenses in the ordinary course of business.
(viii)
Registration of Option Shares.
(a)
If either of the Asset Options are exercised and Service Provider pays some or all of the Purchase Price in shares of FLYX common stock (the “Option Shares”), FLYX shall, promptly, but in any event, within thirty (30) days of the execution of the Asset Purchase Agreement, file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (or such other form as may be available) for the purpose of registering the resale of FLYX common stock issued to SOAR pursuant to the Asset Purchase Agreement (the “Option Shares”). FLYX shall use commercially reasonable efforts to cause such registration statement (the “Option Shares Initial Registration Statement”) to become effective as promptly as practicable and to remain effective until the date on which all such shares are eligible for resale under Rule 144 without restriction.
(b)
To the extent permitted by applicable SEC rules, the Option Shares Initial Registration Statement shall be filed as a shelf registration under Rule 415, and SOAR shall be entitled to request customary takedowns or prospectus supplements for resale transactions under such shelf. SOAR shall not be required to effect any resale under Rule 144 unless otherwise eligible under Rule 144(b)(1), and nothing herein shall be construed to treat SOAR as an underwriter. To the extent a shelf registration is not available, the Option Shares Initial Registration Statement shall be on Form S-1.
(c)
FLYX shall use commercially reasonable efforts to ensure that all shares issued or issuable under this Agreement, including the Option Shares, are approved for listing on the NYSE American LLC securities exchange (or any successor national exchange) following issuance and, in any event, prior to resale under any registration statement.
(d)
SOAR shall cooperate with FLYX in the preparation of the Option Shares Registration Statement(s) by providing all information reasonably requested by FLYX and in its possession or control, including customary representations, beneficial ownership certifications, and legal compliance materials.
(ix)
Notwithstanding anything to the contrary herein, the Parties acknowledge and agree that this Amendment shall not constitute, and shall not be deemed to constitute, a sale, assignment, or transfer of the Vaunt business or any aviation-related business line, and that any exercise of the Option shall be contingent on a separate arms-length transaction.

2.4
Section 5(b) of the AMS Agreement is hereby amended and Section 5(b)(vi) and 5(b)(vii) are added as follows:

“(vi) Notwithstanding anything else to the contrary in this Section 5(b), the parties agree that as of the Amendment Effective Date, (i) an amount equal to One Hundred Thousand Dollars ($100,000.00) is due and payable to Company by Service Provider for Expenses hereunder, which is net of any amounts due Service Provider by Company (“Net Aged Payables”). On the Amendment Effective Date, Service Provider shall pay Company, an amount equal to the Net Aged Payables. The Service Provider may satisfy its Net Aged Payables obligation in cash or FLYX common stock, or any combination thereof in Service Provider’s discretion. For any portion of the Service Provider’s Net Aged Payables paid in FLYX common stock, the value of the FLYX common stock shall be determined as VWAP of FLYX common stock for the Amendment Effective Date. Any fraction of FLYX common stock calculated for the Net Aged Payables payment shall be rounded up to the nearest whole number of FLYX common stock.

(A)
FLYX shall, promptly, but in any event, within thirty (30) days of the Amendment Effective Date, file with the U.S. Securities and Exchange Commission (the “SEC”), a registration statement on Form S-3 (or such other form as may be available) for the purpose of registering the resale of FLYX common stock to SOAR in satisfaction of the obligation, if any, described in this Section 5(b)(vi) (the “AP Shares”). FLYX shall use commercially reasonable efforts to cause such registration statement (the “AP Shares Initial Registration Statement”) to become effective as promptly as practicable and to remain effective until the date on which all such shares are eligible for resale under Rule 144 without restriction.

(B)
To the extent permitted by applicable SEC rules, the AP Shares Initial Registration Statement shall be filed as a shelf registration under Rule 415, and SOAR shall be entitled to request customary takedowns or prospectus supplements for resale transactions under such shelf. SOAR shall not be required to effect any resale under Rule 144 unless otherwise eligible under Rule 144(b)(1), and nothing herein shall be construed to treat SOAR as an underwriter. To the extent a shelf registration is not available, the AP Shares Initial Registration Statement shall be on Form S-1.

(C)
FLYX shall use commercially reasonable efforts to ensure that all shares issued or issuable under this Agreement, including the AP Shares, are approved for listing on the NYSE American LLC securities exchange (or any successor national exchange) following issuance and, in any event, prior to resale under any registration statement.

(D)
SOAR shall cooperate with FLYX in the preparation of the AP Shares Registration Statement(s) by providing all information reasonably requested by FLYX and in its possession or control, including customary representations, beneficial ownership certifications, and legal compliance materials.

(vii) Notwithstanding anything else to the contrary in this Section 5(b), the parties agree that as of the Amendment Effective Date and for the remainder of the Term, Service Provider shall pay a flat fee of Five Thousand Dollars ($5,000) per month to Company for any Expenses incurred by Company hereunder. The flat fee arrangement shall replace and supersede any prior cost-plus reimbursement provisions in Section 5(b), and shall be deemed to include all covered expenses unless otherwise agreed in writing. The flat fee structure under this Amendment shall constitute full and complete consideration for any and all Company-incurred expenses under the Agreement and shall not entitle Service Provider to any audit, true-up, or lookback rights. The flat fee of

$5,000 per month shall be due and payable as of the date Service Provider receives proceeds from the sale of the G280 pursuant to Section 4.1 of the Fourth Amendment to the Aircraft Management Services Agreement, and shall be paid with the proceeds of from the sale of the G280.

2.5
Section 4 of the AMS Agreement is hereby amended and Section 4(k) is added as follows:

(k) Option. In the event, and only in the event, the Company and M2i terminate the M2i Merger Agreement, beginning on such termination date, and for the forty-five (45) day period immediately thereafter, Service Provider shall have the right to cause the Company to merge with and into (the “Merger”) a wholly owned subsidiary of the Service Provider (the “Corporate Option”). The Merger shall be subject to a fully executed mutually agreed upon definitive merger agreement and any required regulatory, board and shareholder approvals for both the Company and the Service Provider. The Service Provider shall have no obligation with respect to consummating the Merger in the absence of such approvals. Consideration for the Merger shall be in the form of the Service Provider’s common stock or in Service Provider’s discretion, cash. The purchase price for the Merger shall be based on the volume-weight average price (the “VWAP”) of the Company’s common stock for period prior to the earlier of the public announcement of (i) the exercise by Service Provider of its exercise of the option, or (ii) the signing a definitive merger agreement. VWAP means for any date, the price determined by the first of the following clauses that applies: (A) if the Company’s common stock is then listed or quoted on a trading market, the average of the daily volume weighted average price of the Company’s common stock for the thirty (30) trading days immediately preceding such date on the trading market on which the Company’s common stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time) determined without regard to afterhours trading or any other trading outside the regular trading session or trading hours), (B) if OTCQB or OTCQX is not a trading market, the average of the daily volume weighted average price of the Company’s common stock for the thirty (30) trading days immediately preceding such date on OTCQB or OTCQX as applicable, (C) if the Company’s common stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Company’s common stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the average of the daily volume weighted average ask price per share of the Common Stock so reported for the thirty (30) trading days immediately preceding such date, or (d) in all other cases, the fair market value of a share of Company’s common stock as determined by an independent appraiser selected in good faith by the Service Provider and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Service Provider. To the extent that the Company receives any verbal or written offer from a third party during the Option Term, Company shall notify Service Provider of the terms and conditions of such offer and Service Provider shall have a right of first refusal to meet the terms of any such third party offer.

2.6
No Other Amendments. Except for the amendments expressly set forth in Sections 2.1 – 2.5 of this Amendment, the Agreement shall remain unchanged and in full force and effect.
3.
EFFECT OF AMENDMENT. Upon execution of this Amendment, all references to the AMS Agreement shall mean the AMS Agreement as amended by this Amendment.

4.
G280 PROCEEDS.

4.1
Upon execution of this Agreement, Service Provider shall pay Company

$2,000,000 (the “Purchase Price”) in exchange for the right to receive either (i) the net proceeds Company receives in the sale of a G280 aircraft that is to be delivered to Company pursuant to its contract (the “G280 Contract”) with Gulfstream Aerospace Corporation (“Gulfstream”), or (ii) if Gulfstream consents, assignment of the G280 Contract from Company to Service Provider. Upon either event, Service Provider shall execute the G280 Contract Transfer Agreement in the form of Exhibit B, attached hereto. Service Provider may satisfy Purchase Price obligation in cash or FLYX common stock, or any combination thereof in Service Provider’s discretion. For any portion of the Purchase Price paid in FLYX common stock, the value of the FLYX common stock shall be determined as VWAP of FLYX common stock for the Amendment Effective Date. Any fraction of FLYX common stock calculated for the Aged Payables payment shall be rounded up to the nearest whole number of FLYX common stock.

4.2
Registration of G280 Shares.

Within thirty (30) days following the Amendment Effective Date, FLYX shall file with the SEC a registration statement on Form S-3 (or such other form as may be available) for the purpose of registering the resale of FLYX common stock to SOAR in satisfaction of the Purchase Price (the “Proceeds Shares”). FLYX shall use commercially reasonable efforts to cause such registration statement (the “Proceeds Shares Initial Registration Statement”) to become effective as promptly as practicable and to remain effective until the date on which all such shares are eligible for resale under Rule 144 without restriction.

(b)
To the extent permitted by applicable SEC rules, the Proceeds Shares Initial Registration Statement shall be filed as a shelf registration under Rule 415, and SOAR shall be entitled to request customary takedowns or prospectus supplements for resale transactions under such shelf. SOAR shall not be required to effect any resale under Rule 144 unless otherwise eligible under Rule 144(b)(1), and nothing herein shall be construed to treat SOAR as an underwriter. To the extent a shelf registration is not available, the Proceeds Shares Initial Registration Statement shall be on Form S-1.
(c)
FLYX shall use commercially reasonable efforts to ensure that all shares issued or issuable under this Agreement, including the Proceeds Shares, are approved for listing on the NYSE American LLC securities exchange (or any successor national exchange) following issuance and, in any event, prior to resale under any registration statement.

(d)
SOAR shall cooperate with FLYX in the preparation of the Proceeds Shares Registration Statement(s) by providing all information reasonably requested by FLYX and in its possession or control, including customary representations, beneficial ownership certifications, and legal compliance materials.

4.3
Service Provider shall provide, and Company shall consider in good faith, proposed guidance regarding the sale of the aircraft, including, but not limited to, guidance regarding the purchase and sale agreement for such aircraft, and the terms and conditions of escrow in connection with the sale of such aircraft.

4.4
Company or at Company’s direction, the closing escrow agent, shall hold in trust for and pay to Seller promptly upon receipt thereof, such income, proceeds and other monies received by Company, directly or indirectly through the closing of the sale of the aircraft.

4.5
Company and Service Provider shall use their commercially best efforts to obtain written consent from Gulfstream allowing Company to assign its interests in the G280 Contract to Service Provider. However, in no event shall either party be required to provide any compensation for such consent. Notwithstanding the foregoing, in the event such consent is obtained, Company and Service Provider shall enter into, and this Section 4 shall be superseded by, that certain asset purchase agreement attached hereto as Exhibit B (the “G280 Agreement”), and the Purchase Price paid pursuant to Section 4.1 of this Agreement shall constitute the purchase price paid in the G280 Agreement.

4.6
The Board may distribute and/or dividend registered shares of common stock of the Service Provider to Company’s stockholders at its sole discretion.

5.
PROVISIONS OF GENERAL APPLICATION.

5.1
Entire Agreement; Costs and Expenses. This Amendment expresses the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior understandings, negotiations, correspondence and agreements of the parties regarding such subject matter. Each party shall bear its own fees and cost incurred in connection with the negotiation, preparation and execution of this Amendment.
5.2
This Amendment does not and shall not be construed to transfer, assign, or convey to FLYX any ownership interest, risk of loss, or benefit of appreciation or income in any asset or obligation owned or managed by Volato Group. The parties expressly disclaim any intent that this Amendment constitute a sale, capital contribution, or other transaction that could be construed to confer an equity interest or economic ownership in Volato Group or its assets or obligations to FLYX or any of its affiliates. Nothing in this Amendment shall be interpreted to create a partnership, joint venture, or fiduciary relationship between the parties. Each party shall act solely as an independent contractor under this Agreement.

5.3
The Parties acknowledge that all equity issued under this Amendment is at fair market value as determined pursuant to independently verifiable 30-day VWAP pricing, and no valuation premium, discount, or incentive is implied.
5.4
For the avoidance of doubt, only the provisions contained in Section 2 of this this Amendment are subject to the Term of the AMS Agreement. All other sections of this Amendment, including but not limited to the rights and obligations set forth in Section 4 - G280 Proceeds shall survive the Term of the AMS Agreement.

5.5
Counterparts; Facsimile, Electronic Signatures. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. This Amendment may be delivered by facsimile transmission, by electronic mail, or by other electronic transmission, in portable document format (.pdf), or other electronic or facsimile format, and each such executed facsimile, .pdf, or other electronic record shall be considered an original executed counterpart for purposes of this Amendment. Each party to this Amendment (a) agrees that it will be bound by its own Electronic Signature (as such term is defined immediately below), (b) accepts the Electronic Signature of each other party to this Amendment, and (c) agrees that such Electronic Signatures shall be the legal equivalent of manual signatures. The term “Electronic Signature” means (i) the signing party’s manual signature on a signature page, converted by the signing party (or its agent) to facsimile or digital form (such as a .pdf file) and received from the customary email address or customary facsimile number of the signing party (or its counsel or representative), or other mutually agreed-upon authenticated source; or (ii) the signing party’s digital signature executed using a mutually agreed-upon digital signature service provider and digital signature process. The words “execution,” “executed”, “signed,” “signature,” and words of like import in this paragraph shall, for the avoidance of doubt, be deemed to include Electronic Signatures and the use and keeping of records in electronic form, each of which shall have the same legal effect, validity and enforceability as manually executed signatures and the use of paper records and paper- based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, state laws based on the Uniform Electronic Transactions Act, or any other similar state law.

[Signature pages to follow]

SERVICE PROVIDER: flyExclusive, Inc.,

a Delaware corporation

By: /s/ Jim Segrave

Name: Jim Segrave

Title: Chief Executive Officer

[Signatures continue on the following page]

COMPANY: Volato Group, Inc. a Delaware Corporation

By: /s/ Matt Liotta

Name: Matt Liotta

Title: Chief Executive Officer

Exhibit A

Asset Purchase Agreement

Exhibit B

G280 Agreement

Exhibit A

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into on this day of , 20 (the "Closing Date"), by and between Volato Group, Inc., a Delaware corporation (“Parent”), Volato, Inc., a Georgia corporation and wholly owned subsidiary of Parent (“Volato”), Fly Vaunt, LLC, a Georgia limited liability company and a wholly owned subsidiary of Volato, Inc. (“Fly Vaunt”) (each of Parent, Volato and Fly Vaunt are sometimes referred to individually as a "Seller" and collectively as the “Sellers”), and flyExclusive, Inc., a Delaware corporation ("Buyer"). Each Seller and Buyer are sometimes referred to individually as a "Party" and collectively as the "Parties." Unless otherwise provided in this Agreement, terms with initial capital letters used in this Agreement will have the meanings ascribed to such terms in Annex A which is attached to, incorporated in and made a part of this Agreement.

W I T N E S S E T H:

WHEREAS, Buyer and Parent are party to that certain Aircraft Management Services Agreement, dated September 2, 2024, as amended time to time, and most recently by that certain Fourth Amendment to Aircraft Management Services Agreement, dated October 1, 2025 (as amended, the “AMS Agreement”);

WHEREAS, Pursuant to Section 2.2(f) of the AMS Agreement, under certain conditions, Buyer has the right and option to acquire designated assets of Sellers, and under certain other conditions, Parent has the right and option to cause Buyer to acquire the same designated assets of Sellers (collectively, the “Option”); and

WHEREAS, Buyer or Parent, as applicable, has timely exercised the Option pursuant to Section 2.2(f)(iii) of the AMS Agreement, and Buyer desires to purchase from Sellers, and Sellers desire to sell to Buyer, certain assets of Sellers, all subject to and in accordance with the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I. PURCHASE AND SALE

1.1
Purchased Assets. Sellers hereby sell, assign, convey and deliver to Buyer, and Buyer hereby purchases and acquires from Sellers, all of Sellers’ rights, titles and interests in and to the following assets owned or used by Sellers, wherever located, whether tangible or intangible (collectively, the "Purchased Assets"), free and clear of any and all liens and Encumbrances:
(a)
the tangible and intangible property set forth on Schedule 1.1(a) attached hereto;
(b)
all of Sellers’ rights and obligations relating to Vaunt’s flight subscription obligations as well as all of Sellers’ rights and obligations under the contracts and agreements described on Schedule 1.1(b) attached hereto (collectively, the "Assumed Contracts");
(c)
all books, records, files and papers relating to the Purchased Assets, the Seller

Business;

(d)
all Intellectual Property and Intellectual Property Rights related to or associated with the Purchased Assets, (each, as defined below) including but not limited to the Intellectual Property and Intellectual Property Rights set forth on Schedule 1.1(d), including all causes of action, claims and remedies for current, past and future infringement, misappropriation and similar violations with respect thereto;
(e)
all permits, licenses, and governmental authorizations, variances, consents, registrations, and approvals related to or associated with the Purchased Assets or required to operate the Seller Business, as operated in the ordinary course, consistent with past practices, by Sellers and their Affiliates, and specifically including, without limitation, those items set forth on Schedule 1.1(e) attached hereto;
(f)
all prepaid expenses, customer deposits (but specifically excluding any payments for revenue not yet recognized), deferred revenue and advance payments of any kind related to the Purchased Assets or the Seller Business, specifically including, without limitation, those items set forth on Schedule 1.1(f) attached hereto;
(g)
all rights under and pursuant to all warranties, representations, and guaranties made by suppliers of goods or services to Sellers relating to the Purchase Assets;
(h)
all of the goodwill associated with the Purchased Assets and the Seller Business;

and

(j) a grant from Sellers to Buyer of the Perpetual Fallback License in a form mutually agreeable to Buyer and Sellers.

At the Closing (as hereinafter defined), Sellers shall sell, assign, transfer, convey and deliver to Buyer the Purchased Assets free and clear of any and all pledges, claims, security interests, obligations, liens, leases, contracts to sell, or other encumbrances, charges, claims, or liabilities of any kind or nature whatsoever (“Encumbrances”).

1.2
Assumed and Excluded Liabilities. Except for obligations and liabilities arising from the Assumed Contracts, solely to the extent that such Assumed Contracts have been entered into in the ordinary course of business, and that such liabilities and obligations accrue, arise or occur after the Closing Date and do not relate to any failure to perform, improper performance, or other breach, default or violation by Sellers on or prior to the Closing Date (collectively, the "Assumed Liabilities"), Buyer shall not assume nor be obligated to pay, perform or discharge any liability, obligation, debt, charge or expense of Seller, or any such item imposed on Buyer as successor to Sellers or any of their Affiliates, with respect to any transaction, event, condition, action, suit, proceeding, debt, charge, liability, obligation, expense or claim accruing, arising or occurring prior to, on or after the Closing Date, whether asserted prior to, on or after the Closing Date, whether accrued or contingent, liquidated or unliquidated, asserted or unasserted, known or unknown, or due or not due (collectively, the "Excluded Liabilities").
1.3
Excluded Assets. For the avoidance of doubt, Purchased Assets shall specifically exclude cash, cash-like items, bank accounts and Stripe reserves, any non-aviation-related software or intellectual property listed on Schedule 1.3, and any equity interest in Fly Vaunt, all of which shall remain the property of the applicable Seller.

ARTICLE II PURCHASE PRICE

2.1
Purchase Price. Subject to the terms and conditions of this Agreement, the total consideration for the Purchased Assets, and the other covenants and obligations under this Agreement, shall be the sum of Two Million ($2,000,000) Dollars (the "Purchase Price").
2.2
Payment of Purchase Price. At the Closing, the Purchase Price shall be paid by Buyer to Parent in cash by (a) wire transfer of immediately available funds to an account designated by Parent, (b) in shares of Buyer common stock, or (c) any combination thereof (at Buyer’s sole discretion). Any fraction of a share of Buyer common stock transferred by Buyer to Parent as part of the Purchase Price shall be rounded up to the nearest whole number of shares. For any portion of the Purchase Price paid in shares of common stock of Buyer, the value of one share of Buyer common stock shall be determined as the VWAP of Buyer’s common stock as of the Closing Date.
2.3
Allocation of Purchase Price. The Purchase Price shall be allocated among the Purchased Assets as provided in Schedule 2.3 attached hereto. Sellers and Buyer acknowledge that the allocations of the Purchase Price set forth on Schedule 2.3 attached hereto are based upon the fair value of the Purchased Assets determined by arms-length negotiations, and all Parties shall adhere to such allocation in all tax returns and other documents filed with any governmental authority.

ARTICLE III CLOSING

3.1
Closing. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place remotely via electronic exchange of documents and signatures on the Closing Date. For accounting, tax and finance purposes, the effective time of the Closing shall be deemed to be as of 11:59

p.m. Eastern Time on the Closing Date.

3.2
Buyer’s Deliveries. At the Closing, Buyer, in addition to the other requirements of this Agreement, shall deliver, or cause to be delivered, to Sellers the following:
(a)
the Purchase Price;
(b)
the bill of sale, assignment and assumption agreement in a mutually agreeable form (the "Bill of Sale"), duly executed by Buyer; and
(c)
the intellectual property assignment and assumption agreement in a mutually agreeable form (the “IP Assignment Agreement”), duly executed by Buyer.
3.3
Sellers’ Deliveries. At the Closing, Sellers, in addition to the other requirements of this Agreement, shall deliver, or cause to be delivered, to Buyer the following:
(a)
resolutions of Sellers approving the execution, delivery and performance of this Agreement and the transactions contemplated hereby;
(b)
the Bill of Sale, duly executed by Sellers;
(c)
the IP Assignment Agreement, duly executed by Sellers; and
(d)
such other bills of sale, assignments and other instruments of transfer or conveyance, duly executed by Sellers, as may be reasonably requested by Buyer to effect the sale, conveyance and delivery of the Purchased Assets to Buyer.

ARTICLE IV REPRESENTATIONS AND WARRANTIES

To induce Buyer to enter into this Agreement and to purchase the Purchased Assets, Sellers represent and warrant to Buyer as follows, except (i) as set forth on the disclosure schedules delivered by Sellers to Buyer in connection with this Agreement (the “Disclosure Schedules”) or (ii) as disclosed in Parent’s SEC Documents filed with the SEC prior to the date hereof and publicly available on the SEC’s Electronic Data Gathering Analysis and Retrieval (EDGAR) system (but (A) without giving effect to any amendment thereof filed with, or furnished to the SEC on or after the date hereof and (B) excluding any disclosures contained under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature), it being understood that any matter disclosed in Parent’s SEC Documents shall be deemed to be disclosed in a section of the Disclosure Schedules only if it is reasonably apparent from a reading of such Parent’s SEC Documents that it would be applicable to such section or subsection of the Disclosure Schedules. The sections of the Disclosure Schedules are numbered and captioned to correspond to the Sections of this Agreement and each disclosure in the Disclosure Schedules will qualify the representations and warranties in the corresponding Section of this Agreement:

4.1
Organization and Authority.
(a)
Each Seller is a corporation or limited liability company, as applicable, duly formed, validly existing and in good standing under the laws of the state in which it was formed, with full corporate power, or limited liability company power, as applicable, and authority to own, lease, hold and operate the assets and properties owned, leased, held or operated by it, to carry on its business as it is currently conducted and to enter into and perform its obligations under this Agreement. Each Seller is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased, held, or operated by it or the nature of its business makes such qualification or licensing necessary. The execution, delivery and performance of this Agreement and the other documents to be executed by each Seller in connection herewith, the sale to Buyer of the Purchased Assets, and the consummation of the transactions contemplated by this Agreement and such other documents, have been duly authorized by all requisite action on the part of each Seller. This Agreement constitutes, and all bills of sale, assignments, agreements and other instruments and documents to be executed and delivered by each Seller hereunder will constitute (assuming the due authorization, execution and delivery by the other parties hereto and thereto), the legal, valid and binding obligations of each Seller, enforceable against each Seller in accordance with their respective terms.
(b)
[Reserved].
4.2
Absence of Conflicts and Consent Requirements. The execution and delivery of this Agreement and the other documents contemplated by this Agreement to which it is party, the consummation of the transactions contemplated by this Agreement, and compliance by each Seller with the provisions of this Agreement and such other documents does not and will not: (a) conflict with or result in a breach of the terms or conditions of the Certificate of Incorporation, bylaws, Articles of Organization, operating agreement or other organizational documents of any Seller; (b) violate, conflict with, constitute a default under, or give rise to any right to termination, cancellation or acceleration under the terms, conditions or provisions of any mortgage, indenture, agreement, lease, obligation, restriction, arrangement, instrument or other contract to which Sellers or Seller Parent is a party or is bound, or by which Sellers, Seller Parent, the Purchased Assets, or any of Sellers’ or Seller Parent’s other properties or assets may be affected; (c) result in the creation or imposition of any lien, claim, interest, restriction, charge or encumbrance upon any of the Purchased Assets, or any of the assets or properties of Sellers or Seller Parent; (d) violate any judgment, order, decree, law, statute, regulation or other judicial or governmental restriction to which Sellers, Seller Parent or any of the Purchased Assets or any assets or properties of Sellers or Seller Parent is subject; or

(e)
except as disclosed in Section 4.2 of the Disclosure Schedules, require the consent, approval or waiver of, or any prior filing with or notice to, any governmental authority or other third party.
4.3
[Reserved].
4.4
Title to Property. Each applicable Seller has good and marketable fee simple title to, or a valid leasehold interest in, the Purchased Assets, free and clear of all Encumbrances. Each applicable Seller has the right to convey or assign the Purchased Assets to Buyer, and at the Closing shall have conveyed to Buyer good and valid title or leasehold interest in or to the Purchased Assets, free and clear of any and all Encumbrances.
4.5
Taxes. Except as set forth in Section 4.5 of the Disclosure Schedules, (a) each Seller has filed all Tax Returns (as defined below) which are required to be filed and has paid all Taxes (as defined below) which have become due pursuant to such Tax Returns or pursuant to any assessment which has become payable; (b) all monies required to be withheld by each Seller (including from employees for income Taxes and social security and other payroll Taxes) have been collected or withheld, and either paid to the respective taxing authorities, set aside in accounts for such purpose, or accrued, reserved against and entered upon the books of each Seller, as applicable; (c) no Seller has been delinquent in the payment of any Taxes; (d) there are neither any present disputes or claims nor any prior disputes or claims ever made with any taxing authority, in any jurisdiction, as to Taxes of any nature payable or determined to be payable by Sellers, and there is no basis for any such dispute or claim; (e) there is no tax sharing agreement, tax allocation agreement, tax indemnity obligation, or similar written or unwritten agreement, arrangement, understanding, or practice with respect to any taxes that shall require any payment by Sellers; and (f) as of the date of Closing, no Seller has any Tax liability for any Taxes due or to be due for all periods prior or ending on the Closing Date.
4.6
Contracts. Buyer has been provided a true and complete copy of (or a true and complete written description of the terms of any of the following that are oral) all contracts, agreements, understandings, and other commitments to which Sellersare, directly or indirectly, a party, and by which the Purchased Assets are bound or otherwise affected, including, without limitation, all of the Assumed Contracts. Except as set forth in Section 4.6(a) of the Disclosure Schedules, the Assumed Contracts are (i) current, represent actual bona fide transactions and were prepared in the ordinary course of Sellers’ operation of their respective businesses, (ii) are valid and binding obligations of the applicable Seller, (iii) in full force and effect, and Sellers have no knowledge that any party to any such contract, agreement, understanding or commitment is in breach or default thereof, and (iv) not subject to any dispute, set-off, or counterclaim, nor are any of the Assumed Contracts the subject of any re-negotiation. Sellers have not received any notice of non- renewal or price increase with respect to any of the Assumed Contracts. The Assumed Contracts will be duly assigned to Buyer at the Closing and upon such assignment, Buyer will acquire all of Sellers’ rights, titles and interests in and to such contracts and will be substituted for the applicable Sellers under the terms thereof.
4.7
Intellectual Property.
(a)
Registered IP. Section 4.7(a) of the Disclosure Schedules sets forth all Intellectual Property owned or purported to be owned by Sellers related to or associated with the Purchased Assets or the Seller Business (the “Seller Owned IP”). The Seller Owned IP is valid, subsisting, and enforceable, and there are no oppositions, cancellations, invalidity proceedings, interferences or re-examination proceedings presently pending, threatened in writing or, to Sellers’ knowledge, otherwise threatened with respect to the Registered Intellectual Property included in the Seller Owned IP. All necessary registration, maintenance and renewal fees due with respect to all Registered Intellectual Property included in the Seller Owned IP have been paid and all necessary documents, recordations and certificates in connection with such Registered Intellectual Property have been filed with the relevant governmental authorities for the purposes of prosecuting, establishing ownership by Sellers and maintaining such Registered Intellectual Property.

(b)
Company Licensed Software and Licensed Databases. Section 4.7(b) of the Disclosure Schedules sets forth, with respect to Sellers, all Licensed Software and Licensed Databases (in each case, other than Off-the-Shelf Software). Except as set forth on Section 4.7(b) of the Disclosure Schedules, such Licensed Software and Licensed Databases are not, and do not include any, Open Source Software that requires as a condition of how Sellers currently uses or has used such Licensed Software and Licensed Databases that any Computer Software or Computer Databases or data incorporated into, derived from or distributed with such Licensed Software and Licensed Databases be (i) disclosed or, in the case of Computer Software, distributed in source code form, (ii) licensed for the purpose of making derivative works,

(iii) redistributable at no charge, or (iv) subject to any other material limitation, restriction or condition on the right or ability of Sellers to use or distribute the same. Sellers have at all times in the past three (3) years been in compliance in all material respects with the terms of all contracts, agreements, understandings, and other commitments governing the use or distribution of all Licensed Software and Licensed Databases (including Open Source Software). The Licensed Software and Licensed Databases do not contain any substantial or material programming errors or, to Seller’s knowledge, any Harmful Code.

(c)
Company Proprietary Software and Proprietary Databases. Section 4.9(c) of the Disclosure Schedules sets forth, with respect to Sellers, a list of all Proprietary Software and Proprietary Databases and the Open Source Software used therein. All source code and other documentation concerning such Proprietary Software are, in all material respects, correct, accurate, complete and sufficiently documented to enable a Computer Software developer of reasonable skill to understand, modify, debug, enhance, compile, support and otherwise utilize all aspects of the Computer Software to which it pertains. No source code for such Proprietary Software has been delivered or licensed to any other Person, or is subject to any source code escrow or assignment obligation. The Open Source Software used in or distributed with such Proprietary Software and Proprietary Databases does not have license or other usage terms that require as a condition of how Sellers currently uses, distributes, or has used or distributed, such Open Source Software, Proprietary Software and Proprietary Databases, that any Computer Software or Computer Databases or data or other Intellectual Property incorporated into, derived from or distributed with such Proprietary Software and Proprietary Databases be (i) disclosed or, in the case of Computer Software, distributed in source code form, (ii) licensed for the purpose of making derivative works, (iii) redistributable at no charge, or (iv) subject to any other material limitation, restriction or condition on the right or ability of Sellers to use or distribute the same. Such Proprietary Software and Proprietary Databases does not contain any substantial or material programming errors or, Sellers’ knowledge, any Harmful Code.
(d)
Seller Owned Intellectual Property. Except as set forth on Section 4.7(d) of the Disclosure Schedules, Sellers are the exclusive owners of all right, title, and interest in and to each item of Seller Owned IP, free and clear of all Encumbrances. All Seller Licensed IP is licensed to Sellers pursuant to valid, written license agreements. Except as set forth on Section 4.7(d) of the Disclosure Schedules, the Seller Owned IP and Seller Licensed IP, and the Intellectual Property Rights therein, comprise all of the Intellectual Property and Intellectual Property Rights used in or necessary to conduct the Seller Business, as conducted immediately prior to the Closing, and such rights will be exercisable after the Closing by Buyer in the same manner as conducted by Sellers immediately prior to the Closing, and Sellers’ rights therein and thereto will not be altered or impaired by the consummation of the transactions contemplated by this Agreement.
(e)
Seller Non-Infringement. Sellers, the operation of Seller Business as currently conducted, and the use by Sellers of the (i) Intellectual Property and Intellectual Property Rights used by it in operation of its business as currently conducted (including all Seller Owned IP and Seller Licensed IP) (the “Seller Business IP”), and (ii) Sellers’ IT Assets, in connection therewith do not infringe, misappropriate or otherwise violate the Intellectual Property or Intellectual Property Rights of any third party, and have not done so in the last six (6) years. Sellers have not received any written notice or claim from any Person alleging that Sellers violate, infringe or misappropriate any Intellectual Property or Intellectual Property Rights of such party, or challenging the right of Sellers to own, use, or enforce any of the Seller Business IP. There are no current, and in the past three (3) years there have been no, legal proceedings, written threats of legal proceedings, or to Sellers’ knowledge, non-written threats of legal proceedings, in each case, in which Sellers have alleged the violation, misappropriation or infringement of any Seller Business IP by any Person, and there has been no violation, infringement or misappropriation by any Person of the Seller Owned IP.

(f)
Third Party Use. Except as set forth in Section 4.7(f) of the Disclosure Schedules, or with respect to non-exclusive licenses granted by Sellers in the ordinary course of business to customers in connection with the provision of services to those customers, Sellers has not granted any other Person a license or other right to use any Seller Business IP.

(g)
Buyer-created derivative works. Notwithstanding anything to the contrary in this Agreement or in any certificate, schedule or document delivered pursuant hereto, Sellers make no representation or warranty, and shall have no liability or indemnification obligation, with respect to any derivative works of Seller Intellectual Property that were created, authored, developed, or modified by Buyer or its Affiliates under any license granted by Sellers prior to the Closing, including any claims or Losses arising from or related to the authorship, validity, originality, enforceability, or alleged infringement, misappropriation, or violation of Intellectual Property rights by such derivative works.
4.8
[Reserved].
4.9
Condition and Sufficiency of the Purchased Assets. The Purchased Assets are in good operating condition, normal wear and tear excepted, and there is no deferred maintenance with respect to any of the property transferred. The Purchased Assets are fit for Buyer's intended uses and functions, have been maintained in accordance with reasonable business practices, and conform in all material respects to all applicable laws. The Purchased Assets are all of the assets necessary for the operation of the Seller Business in substantially the same manner as currently operated by Sellers.
4.10
Litigation. Except as set forth in Section 4.10 of the Disclosure Schedules, there is no suit, claim, action or proceeding, at law or in equity, now pending or, to Sellers’ knowledge, threatened against or affecting Sellers, the Seller Business, or the Purchased Assets before any court, administrative or regulatory body, or any governmental agency, nor, to Sellers’ knowledge, are there any grounds therefor.
4.11
No Broker. No Seller, nor any person acting on either such party’s behalf, has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.
4.12
Compliance with Law. Except as set forth in Section 4.12 of the Disclosure Schedules, (a) no Seller is in material violation of, or delinquent in respect to, any decree, order, or arbitration award or law, statute, rule, ordinance, or regulation of or agreement with or from any federal, state, or local governmental authority (or to which its properties, assets, personnel, or business activities are subject); and

(b) the ownership and operation of the Purchased Assets by Sellers, and the conduct of the Seller Business are in material compliance with all applicable federal, state, and local laws, ordinances, regulations, and orders, and no event has occurred or circumstances exist that (with or without notice or lapse of time or both) (i) may constitute or result in a violation by Sellers of, or a failure on the part of Sellers to comply with, any decree, order, or arbitration award or law, statute, rule, ordinance, or regulation of or agreement with or from any federal, state, or local governmental authority, or (ii) would give rise to any obligation on the part of Sellers to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER

To induce Sellers to enter into this Agreement and to sell the Purchased Assets, Buyer represents and warrants to Sellers as follows:

5.1
Organization and Authority of Buyer. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease, hold and operate the assets and properties owned, leased, held or operated by it, to carry on its business as it is currently conducted and to perform its obligations under this Agreement. The execution, delivery and performance of this Agreement and the other documents to be executed by Buyer in connection herewith, the purchase from Sellers of the Purchased Assets, and the consummation of the transactions contemplated by this Agreement and such other documents, have been duly authorized by all requisite action on the part of Buyer. This Agreement constitutes, and all bills of sale, assignments, agreements and other instruments and documents to be executed and delivered by Buyer hereunder will constitute (assuming the due authorization, execution and delivery by the other parties hereto and thereto), the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.
5.2
Absence of Conflicts and Consent Requirements. Buyer’s execution and delivery of this Agreement and the other documents contemplated by this Agreement to which it is a party, the consummation of the transactions contemplated by this Agreement, and compliance by Buyer with the provisions of this Agreement and such other documents, does not and will not: (a) conflict with or result in a breach of the terms or conditions of the Certificate of Incorporation, bylaws, Articles of Organization, operating agreement or other organizational documents of Buyer; (b) violate, conflict with, constitute a default under, or give rise to any right to termination, cancellation or acceleration under the terms, conditions or provisions of any mortgage, indenture, agreement, lease, obligation, restriction, arrangement, instrument or other contract to which Buyer is a party or is bound; (c) violate any judgment, order, decree, law, statute, regulation or other judicial or governmental restriction to which Buyer is subject; or (d) require the consent, approval or waiver of, or any prior filing with or notice to, any governmental authority or other third party.
5.3
No Broker. Neither Buyer nor any person acting on Buyer’s behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

ARTICLE VI

CERTAIN COVENANTS AND AGREEMENTS

6.1
Press Releases and Announcements. Buyer and Sellers will cooperate in the preparation and dissemination of any announcements and other disclosures to others relating to the Closing, and each Party shall provide the other with the reasonable opportunity to review any such announcements or other disclosures prior to dissemination.
6.2
Further Assurances; Notices and Consents. Sellers and Buyer agree to cooperate fully with each other and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by a Party, to better evidence and consummate the transactions described herein and contemplated hereby, and to carry into effect the intent and purpose of this Agreement. Each of Buyer and Sellers will give any notices to, make any filings with, and use commercially reasonable efforts to obtain any authorizations, consents and approvals of, any governmental authority or third party that are necessary in connection with the transactions contemplated by this

Agreement. If any third party fails to provide any such necessary authorization, consent or approval, Sellers shall cooperate with Buyer in any commercially reasonable arrangement designated by Buyer and designed to provide Buyer the benefits of having obtained such authorization, consent or approval, including enforcement of any related contractual or other rights of Sellers at the cost of and for the account of Buyer.

6.3
Fees and Expenses. Except as otherwise provided herein, Sellers and Buyer shall each bear their own costs and expenses in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the fees and expenses of their respective counsel, accountants and consultants.
6.4
Transition Services. Sellers covenants and agrees to, on a reasonable basis, (a) cooperate with Buyer in the transfer of information technology used by or in connection with the Seller Businesses to Buyer, including, without limitation, websites, domain names, and registrations, as soon after the Closing as is commercially practicable, (b) cooperate with Buyer in its efforts to continue and maintain for the benefit of Buyer those business relationships of Sellers existing through and including the Closing Date and relating to the Seller Businesses, including, without limitation, any distributors, vendors, suppliers and customers, for a period of ninety (90) days after the Closing Date, and (c) provide advice to Buyer, as requested by Buyer from time-to-time, in order to transition and to retain customers of the Businesses for the benefit of Buyer, and to maintain, develop, and improve customer relationships with Buyer for a period of ninety (90) days after the Closing Date.
6.5
Corporate Existence. Parent shall remain a corporation in good standing under the laws of the State of Delaware for a minimum of twenty-four (24) months following the Closing Date.
6.6
Tax Matters.
(a)
Sellers shall duly and timely file with the appropriate taxing authority all Tax Returns required under applicable laws to be filed by Sellers for any period ending on or prior to the Closing Date that cover any Tax obligations of Sellers, the Seller Business or the Purchased Assets.
(b)
The Parties anticipate that the transactions contemplated hereby shall be exempt from any sales, purchase, transfer, stamp, documentary stamp, registration, use or similar Taxes ("Transfer Taxes") under exemptions afforded by applicable law. The Parties agree to reasonably cooperate in securing the benefits of such exemptions, including by executing, delivering and filing any certificates or other documents necessary to establish the applicability thereof. If, notwithstanding the Parties’ intent and expectations, it is determined that the sale of any of the Purchased Assets is subject to Transfer Taxes, Buyer shall be solely responsible for such Transfer Taxes, and shall report and remit such Transfer Taxes to the applicable taxing authority.
(c)
The Parties shall cooperate fully, as and to the extent reasonably requested by another Party, in connection with the filing of Tax Returns and any proceedings with respect to Taxes relating to the Purchased Assets. Such cooperation shall include the retention and (upon another Party’s request) the provision of records and information that are relevant to any such Tax Return or proceeding. The Parties each agree to retain all books and records with respect to Tax matters pertinent to the Purchased Assets relating to any taxable period beginning on or before the Closing Date until the expiration of the statute of limitations of the respective taxable periods.

ARTICLE VII SURVIVAL; INDEMNIFICATION

7.1 Survival. All representations, warranties, covenants and agreements made by a Party, whether made in this Agreement or any exhibit, schedule, agreement, certificate, instrument or other document delivered pursuant to this Agreement, shall be made at and as of the Closing Date and shall survive Closing and for the twelve (12) month period thereafter, unless the specific time for performance in such agreement sets forth a longer period of time in which case the terms of such agreement shall govern. Notwithstanding the foregoing, the Fundamental Representations and any claims relating to, arising out of or otherwise attributable to intentional fraud or intentional misrepresentation shall survive the Closing and shall continue indefinitely.

7.2.
Indemnification.
(a)
By Parent. Parent shall defend, indemnify, reimburse and hold Buyer, and its members, managers, employees, agents, representatives, successors and assigns (each, a "Buyer Indemnitee"), harmless from, against and in respect of, any Losses incurred or suffered by any Buyer Indemnitee with respect to: (i) any breach or inaccuracy of any representation or warranty made by Sellers in Article IV above, or in any agreement, document or instrument executed by Sellers pursuant to this Agreement; (ii) any breach of or default in connection with any of the covenants, agreements or obligations made by Sellers in this Agreement or in any agreement, document or instrument executed pursuant to this Agreement; (iii) any Excluded Liabilities; (iv) any Tax liability of Sellers, and any Tax liability of Fly Vaunt with respect to any Tax attributable to any pre-Closing period; and/or (v) any failure of Sellers to provide the indemnification required herein.
(b)
By Buyer. Buyer agrees to defend, indemnify and hold Sellers, and its shareholders, managers, employees, agents, representatives, successors and assigns (each a “Seller Indemnitee”) harmless from, against and in respect of any Losses incurred or suffered by any Seller Indemnitee with respect to: (i) any breach or inaccuracy of any representation or warranty made by Buyer in Article V above, or in any agreement, document or instrument executed by Buyer pursuant to this Agreement; (ii) any breach of or default in connection with any of the covenants, agreements or obligations made by Buyer in this Agreement or in any agreement, document or instrument executed pursuant to this Agreement; and/or (iii) any failure of Buyer to provide the indemnification required herein.
(c)
Claims by Party. All claims for indemnification under this Agreement shall be resolved in accordance with the following procedures:
(i)
Promptly (but in no event more than thirty (30) days) after receipt by a Seller Indemnitee or a Buyer Indemnitee, as applicable (either, an “Indemnified Party”) of written notice of any third-party claim asserted against it, such Indemnified Party shall, if a claim for indemnification is to be made against a party under this Section 7.2 (such party, the “Indemnifying Party”), give notice to the Indemnifying Party of such third-party claim, but the failure to notify the Indemnifying Party within such thirty (30)-day period shall not relieve the Indemnifying Party of any liability that it may have to any Indemnified Party, except to the extent that the Indemnifying Party demonstrates that the Indemnifying Party is actually and materially prejudiced by the Indemnified Party’s failure to give such notice. Each notice of a third-party claim shall describe the third-party claim in reasonable detail and shall indicate the amount (estimated, if necessary and to the extent possible) of the Loss that has been or may be suffered by the Indemnified Party and a reference to the provisions of this Agreement in respect of which such Losses shall have occurred.
(ii)
If any such third-party claim is brought against an Indemnified Party and such Indemnified Party gives notice thereof to the Indemnifying Party, the Indemnifying Party shall be entitled to participate in such third-party claim (at its sole cost and expense) or, by giving written notice to the Indemnified Party, to assume the defense of such third-party claim (at its sole cost and expense) with counsel reasonably satisfactory to the Indemnified Party. Notwithstanding the foregoing, an Indemnifying Party may not assume the defense of a third-party claim (and shall not be entitled to continue to control the defense of any third-party claim) if (A) the Indemnified Party determines in good faith that such Indemnifying Party does not have the financial resources to defend against the such third-party claim and to fulfill its indemnification obligations hereunder, (B) the Indemnified Party has been advised by counsel that an actual or potential conflict exists between the Indemnified Party and the Indemnifying Party in connection with such third-party claim, (C) such third-party claim relates to or otherwise arises in connection with any criminal or regulatory enforcement action or proceeding or is brought by a governmental authority,

(D) where it is reasonably likely for such third-party claim, or the Indemnifying Party’s conduct of the defense of such third-party claim, to be adverse to the Indemnified Party’s reputation or continuing business interests, (E) such third-party claim seeks an injunction, equitable relief, or other non-monetary damages against the applicable Indemnified Party or any other relief other than monetary damages, (F) such Indemnifying Party shall fail to respond and/or assume the defense of such third party claim within ten (10) days after receipt of notice from the Indemnified Party, (G) such Indemnifying Party shall fail to accept and acknowledge in writing that such Indemnified Party is entitled to indemnification with respect to such third- party claim pursuant to this Article VII, or (H) the Indemnifying Party fails defend such third-party claim in good faith.

(iii)
If the Indemnifying Party assumes the defense of a third-party claim that the Indemnifying Party is permitted to assume, then the Indemnified Party shall reasonably cooperate in the defense or prosecution thereof at the Indemnifying Party’s expense. No Indemnifying Party shall settle, compromise, or consent to the entry of a judgment of a third-party claim subject to this Section 7.2 without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned, or delayed), unless (A) the settlement includes an unconditional release of the Indemnified Party from all Losses with respect to such third-party claim and (B) the settlement does not include (I) any non-monetary commitment by the Indemnified Party or (II) any monetary commitment by the Indemnified Party with respect to which the Indemnifying Party is not required to provide full indemnification hereunder.
(iv)
If the Indemnifying Party does not assume, or is not entitled to continue control of, the defense of a third-party claim, then the Indemnified Party shall have the right to assume control of the defense of such third-party claim through counsel of its choice, the cost of which shall be at such Indemnifying Party’s expense to the extent that the Indemnified Party’s right of indemnification is established hereunder. If the Indemnified Party elects to assume the defense of a third-party claim hereunder, then the Indemnified Party shall not settle, compromise, or consent to the entry of a judgment of a third-party claim subject to this Section 7.2 without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned, or delayed) to the extent that any obligations or liabilities would be imposed on the Indemnifying Party as a result of such settlement, compromise or judgment.
(v)
If the Indemnifying Party shall fail to respond, within ten (10) days after receipt of notice from the Indemnified Party, then the Indemnifying Party shall be deemed to have accepted such third-party claim and acknowledged that the Indemnified Party is entitled to indemnification with respect to such third-party claim pursuant to this Article VII. If the Indemnifying Party shall timely respond within such ten (10)-day period and disputes such third-party claim and the Indemnified Party’s right to indemnification hereunder, then the Indemnified Party shall be free to seek enforcement of its rights to indemnification under this Article VII.
(vi)
Any direct claim for indemnification under this Article VII (not involving a third-party claim) shall be asserted by giving the Indemnifying Party written notice within a reasonable period (but in no event more than thirty (30) days) after an Indemnified Party determines the existence of the claim, stating the nature of such claim in reasonable detail and indicating the estimated amount of Losses, if practicable, and a reference to the provisions of this Agreement in respect of which such Losses shall have occurred; provided, however, that the failure to give notice to the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent such failure shall have actually and materially prejudiced the Indemnifying Party. The Indemnifying Party shall have a period of ten (10) days within which to respond to such direct claim. The Indemnified Party shall make available to the Indemnifying Party all records and other materials reasonably requested by the Indemnifying Party for use in contesting any direct claim. If the Indemnifying Party shall fail to respond within such ten (10)-day period, then the Indemnifying Party shall be deemed to have accepted that such Indemnified Party is entitled to indemnification with respect to such direct claim pursuant to this Article VII. If the Indemnifying Party shall timely respond within such ten (10)-day period and disputes such direct claim and the Indemnified Party's right to indemnification hereunder, then the Indemnified Party shall be free to seek enforcement of its rights to indemnification under this Article VII.
(d)
Miscellaneous Indemnification Terms.
(i)
The indemnification obligations under this Article VII shall be the sole and exclusive remedy available to any Indemnified Party with respect to any monetary Losses arising out of this Agreement. Notwithstanding the foregoing, nothing contained herein shall be deemed a waiver by a Party of any right to specific performance or injunctive relief or any right or remedy with respect to fraud, intentional misrepresentation, willful misconduct or willful breaches.
(ii)
For purposes of determining whether a breach has occurred, and the amount of any Losses that is the subject matter of a claim for indemnification under this Article VII based on a breach or inaccuracy of any representation or warranty contained in this Agreement, each such representation and warranty shall be read without regard and without giving effect to any “materiality,” “in all material respects,” “knowledge” or any similar standard or qualification contained in such representation or warranty (as if such standard or qualification were deleted therefrom).
(iii)
The indemnities set forth in this Article VII are intended to be enforceable against the Parties in accordance with the express terms and scope thereof notwithstanding any laws that would prohibit or otherwise limit indemnities because of the negligence (whether sole, concurrent, active or passive) or other fault or strict liability of Sellers or the applicable Buyer Indemnitee, as applicable.
(iv)
The Parties shall, to the extent permitted by applicable laws, treat any payments made pursuant to this Article VII as adjustments to the Purchase Price for Tax purposes.
(v)
Parent’s indemnification obligations for any breach or inaccuracy of any representation or warranty made by Sellers in Article IV above (other than for fraud) shall be capped at (i) Two Million Dollars ($2,000,000) for any such breach or inaccuracy of representations and warranties made by Sellers in Sections 4.1, 4.2, 4.4, and 4.7, and (ii) Two Hundred Thousand Dollars ($200,000.00) for the remaining sections of Article IV.

ARTICLE VIII MISCELLANEOUS

8.1
Merger Clause. This Agreement (and the agreements to be delivered pursuant hereto), including the schedules and exhibit attached hereto, contains the final, complete and exclusive statement of the agreement between the Parties with respect to the transactions contemplated herein and all prior or contemporaneous written or oral agreements with respect to the subject matter hereof are merged into this Agreement.
8.2
Amendments; Waiver. No change, amendment, qualification or cancellation hereof shall be effective unless in writing and executed by the Parties hereto. No action taken pursuant to this Agreement or any other agreement executed pursuant hereto, including any investigation by or on behalf of either Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.
8.3
Benefits and Binding Effect. This Agreement shall be binding upon and inure to the benefit of any and all successors, assigns, or other successors in interest of Buyer and Sellers. Except for assignment by Buyer in whole or in part to one or more Affiliates (each of which shall not require consent), neither Party hereto may assign this Agreement nor any of their respective rights, interests or obligations hereunder, in whole or in part, by operation of law or otherwise, without the prior written consent of the other Party. Any purported assignment not permitted under this Section 8.3 shall be null and void.
8.4
Notices. All notices, consents, waivers, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) if mailed by certified registered mail, with return receipt requested, when received, (b) if sent by overnight delivery service or other courier, when delivered, (c) if sent by electronic mail, when sent (provided, that no “bounce-back”, system error message or other notification of non-delivery is received by the sender), or (d) if delivered by hand, when delivered. All notices to a Party shall be sent to the addresses set forth below or to such other address or Person as such Party may designate by notice to each other Party under this Section 8.4:

Sellers: Volato Group, Inc.

Attn: [●]

1954 Airport Road, Suite 124

Chamblee, GA 30341 Email: [●]

Volato, Inc. Attn: [●]

1954 Airport Road, Suite 124

Chamblee, GA 30341 Email: [●]

Fly Vaunt, LLC

Attn: [●]

1954 Airport Road, Suite 124

Chamblee, GA 30341 Email: [●]

With a copy to: Dykema Gossett PLLC Attn: Andrew T. Frost

111 E. Kilbourn Ave., Suite 1050

Milwaukee, WI 53202 Email:

Buyer: flyExclusive, Inc.

Attn: Thomas J. Segrave, Jr. 2860 Jetport Rd.

Kinston, NC 28504 Email:

With a copy to: Wyrick Robbins Yates & Ponton LLP Attn: Larry E. Robbins

4101 Lake Boone Trail, Suite 300

Raleigh, NC 27607 Email:

8.5
Captions. The Article and Section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof.
8.6
Governing Law; Venue. This Agreement and all claims and causes of action that may be based upon, arise out of, or relate to this Agreement or the negotiation, execution or performance of this Agreement shall be governed by the laws of the State of Delaware, without regard to the conflicts of law principles of such state that may result in the application of the substantive laws of another state. Further, the Parties agree to the sole and exclusive jurisdiction of any state or federal court sitting within Raleigh, North Carolina with respect to any action arising under or relating to this Agreement, and the Parties each consent to the jurisdiction of said courts and waive any right or defense relating to such jurisdiction or venue.
8.7
Schedules. All of the Schedules hereto referred to in this Agreement are hereby incorporated herein by reference and shall be deemed and construed to be a part of this Agreement for all purposes.
8.8
Severability. The invalidity or unenforceability of any one or more phrases, sentences, clauses or provisions of this Agreement shall not affect the validity or enforceability of the remaining portions of this Agreement or any part thereof.
8.9
Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument.
8.10
Attorney Fees. In the event an arbitration, suit or action is brought by any Party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing Party shall be entitled to reasonable attorneys’ fees to be fixed by the arbitrator, trail court, and/or appellate court.
8.11
Specific Performance; Remedies. The Parties acknowledges and agrees that Buyer would be damaged irreparably if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, the Parties agree that Buyer shall be entitled to an injunction or injunctions to prevent breach of the provisions of this Agreement and to enforce specifically this

Agreement and its terms and provisions, without the necessity of proving the inadequacy of money damages as a remedy, in addition to any other remedy to which they may be entitled, at law or in equity. Except as otherwise provided herein, all rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any interest by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

8.12
No Third-Party Beneficiaries. This Agreement and the other agreements to be delivered pursuant hereto (including the schedules and exhibits hereto and thereto) are not intended to, and shall not, confer upon any other Person any rights or remedies hereunder, except for Article VII, which is for the benefit of the Indemnified Parties covered thereby.
8.13
Waiver of Jury Trial; Attorneys’ Fees. TO THE EXTENT PERMITTED BY APPLICABLE LAWS, THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION, CLAIM OR PROCEEDING (WHETHER A CLAIM, COUNTERCLAIM, AFFIRMATIVE DEFENSE OR OTHERWISE) IN CONNECTION WITH OR IN ANY WAY RELATED TO THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), ACTIONS OR INACTIONS BY OR AMONG THE PARTIES.

In the event of a dispute arising out of or relating to this Agreement or the transactions contemplated hereby, the prevailing party (as determined by a final judgment or order issued by a court of competent jurisdiction) shall be entitled to recover from the non-prevailing party, in addition to all other damages to which it may be entitled, its reasonable attorneys’ fees, expenses and costs.

[Signature Page Follows]

[Signature Page to Asset Purchase Agreement]

[Signature Page to Asset Purchase Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement or caused this Agreement to be executed by its duly authorized representative in such form as to binding, all as of the date first above written.

SELLERS:

Volato Group, Inc., a Delaware corporation

By:

Name: [●]

Title: Chief Executive Officer

Volato, Inc., a Georgia corporation

By:

Name: [●]

Title: Chief Executive Officer

Fly Vaunt, LLC, a Georgia limited liability company

By:

Name: [●]

Title: Chief Executive Officer

BUYER:

flyExclusive, Inc., a Delaware corporation

By:

Name: Thomas J. Segrave, Jr.

Title: Chief Executive Officer

ANNEXES AND SCHEDULES

Annexes:

Annex A Defined Terms

Schedules:

Schedule 1.1(a) Tangible Personal Property Schedule 1.1(b) Assumed Contracts

Schedule 1.1(d) Intellectual Property

Schedule 1.1(e) Permits, Licenses and Authorizations Schedule 1.1(f) Prepaid Expenses, Deposits, Etc.

Schedule 1.3 Excluded Assets

Schedule 2.3 Allocation of Purchase Price

ANNEX A DEFINED TERMS

"Affiliate" means, with respect to any Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

“Agreement” has the meaning set forth in the Preamble. “AMS Agreement” has the meaning set forth in the Recitals.

“Assumed Contracts” has the meaning set forth in Section 1.1(b).

“Assumed Liabilities” has the meaning set forth in Section 1.2.

“Bill of Sale” has the meaning set forth in Section 3.2(b).

“Buyer” has the meaning set forth in the Preamble.

“Buyer Indemnitee” has the meaning set forth in Section 7.2.

“Closing” has the meaning set forth in Section 3.1.

“Closing Date” has the meaning set forth in the Preamble.

“Computer Database” means all types of collections of electronic records and data that can be accessed by a computer.

“Computer Software” means all types of computer software programs including operating systems, application programs, software tools, firmware and software embedded in equipment, including object code, executable code, source code versions thereof, firmware, platform and application software, library functions, compilers, models and all written or electronic materials that explain the structure or use of software or that were used in the development of software, including logic diagrams, flow charts, algorithms, methodologies and implementation thereof, data, metadata, databases, compilation of data, whether machine readable or otherwise, documentation, and any other work or products used to design, plan, organize, maintain, support or develop any of the Purchased Assets, whether in source or object code format and all related documentation, code notes, procedural diagrams, development tools, error reports, manuals and training materials.

“Copyright” means all works of authorship, regardless of the medium of fixation or means of expression, and all associated registrations and applications for registration, under the copyright laws of the United States or any other foreign country, for the full term and all renewals, extensions and restorations thereof.

“Disclosure Schedules” has the meaning set forth in Article IV.

“Encumbrances” has the meaning set forth in Section 1.1.

“Excluded Assets” has the meaning set forth in Section 1.3.

“Excluded Liabilities” has the meaning set forth in Section 1.2.

“Fly Vaunt” has the meaning set forth in the Preamble.

“Fundamental Representations” means Sections 4.1 (Organization and Authority), 4.2 (Absence of Conflicts and Consent Requirements), 4.3 (Capitalization), 4.4 (Title to Property), 4.5 (Taxes), and 4.13 (No Broker).

“Harmful Code” means (a) any virus, malware, trackware, ransomware, Trojan horse, worm, back door, time bomb, drop dead device, spyware or adware, and (b) any similar program, routine, instruction, mechanism, device, computer code, contaminant, logic or effect designed or intended to have, or intended to be capable of performing, any of the following functions: (i) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such mechanism, device or computer code is stored or installed, or otherwise materially and adversely affect the functionality of, any IT Asset (or portion thereof); or

(ii) collecting, erasing, damaging or destroying any information, data or file, in each case, without the user’s consent.

“IP Assignment Agreement” has the meaning set forth in Section 3.1(c).

“IT Assets” means all Computer Software, Computer Databases, systems, servers, websites, computers, hardware, firmware, middleware, networks, data communications lines, routers, hubs, switches and all other information technology equipment, and all associated documentation.

“Indemnified Party” has the meaning set forth in Section 7.2(c)(i).

“Indemnifying Party” has the meaning set forth in Section 7.2(c)(i).

“Intellectual Property” means, collectively, any and all of the following existing in any jurisdiction throughout the world on the date hereof: (a) Patents, (b) Copyrights, (c) Trade Secrets, data and legal rights therein and other confidential information and know-how, (d) Marks and all good will associated therewith, and (e) Computer Software.

“Intellectual Property Rights” means all worldwide proprietary rights, moral rights, and other rights in Intellectual Property, including, all rights of integrity and attribution, remedies against infringement or misappropriation thereof, and all rights to the protection of any interests therein under any applicable law.

“Licensed Software” means any Computer Software owned by a third party and licensed to or otherwise used by Sellers in connection with the Purchased Assets, as applicable, but specifically excluding software and applications available for use by any Person without charge via the internet (e.g., Wikipedia, Facebook, LinkedIn, etc.).

“Licensed Database” means any Computer Database owned by a third party and licensed to or otherwise used by Sellers in connection with the Purchased Assets, as applicable, but specifically excluding databases and related applications available for use by any Person without charge via the internet (e.g., Wikipedia, Facebook, LinkedIn, etc.).

"Losses" means all damages, awards, losses, demands, claims, proceedings, liabilities, judgments, obligations, Taxes, assessments, fines, sanctions, penalties, charges, costs, expenses, payments, all interest thereon (including court costs, costs of defense, and reasonable fees and expenses of attorneys, accountants and other professional advisors), including, but not limited to, and only to the extent awarded and paid to a third party, consequential damages, lost profits, diminution of value, valuation metrics and other multiple- based damage, and exemplary or punitive damages.

“Marks” means statutory and common law trademarks, trade dress, service marks, logos, trade names, business names, and other words, names, designs or symbols used to identify a business or source of goods or services, and the goodwill associated therewith, now existing or hereafter adopted or acquired, and all registrations and applications to register the same, under the laws of the United States or any other foreign country, for the full term and all renewals thereof.

“Off-the-Shelf Software” means commercially available off-the-shelf Computer Software that (A) is not material to SellerBusiness, (B) has not been modified or customized for Sellers, as applicable, and

(C) is licensed to any Seller for a one-time or annual fee of $5,000 or less.

“Open Source Software” means Computer Software that is subject to or licensed, provided or distributed under any open source license (including any copyleft license), including any license that satisfies the definition of free software by the Free Software Foundation, satisfies the definition of open source software by the Open Source Initiative, or that is offered under similar types of Computer Software licenses.

“Option” has the meaning set forth in the Recitals.

“Party” or “Parties” has the meaning set forth in the Preamble.

“Patent” means any issued U.S. and foreign patents and pending patent applications (and all patents that issue therefrom), patent disclosures, and any and all divisions, continuations, continuations-in-part, continuing prosecution applications, reissues and reexaminations thereof, for the full term thereof, as well as all inventions disclosed in any of the foregoing.

“Perpetual Fallback License” means an exclusive, perpetual, royalty-free, irrevocable, freely transferable and freely sublicensable license to use the Intellectual Property and Intellectual Property Rights related to the Purchased Assets.

"Person" means any natural person, firm, partnership, limited liability company, association, corporation, joint venture, unincorporated organization, joint stock company, trust, business trust, governmental authority or other entity.

“Proprietary Database” means any Computer Database owned, or purported to be owned, by Sellers used in connection with the Purchased Assets.

“Proprietary Software” means any Computer Software owned, or purported to be owned, by Sellers used in connection with the Purchased Assets.

“Purchased Assets” has the meaning set forth in Section 1.1.

“Purchase Price” has the meaning set forth in Section 2.1.

“Registered Intellectual Property” means all United States and foreign (a) Patents, (b) registered Marks, applications to register Marks (excluding “dead” applications that have been abandoned), intent to use applications or other registrations or applications related to Marks, (c) registered Copyrights and applications for Copyright registration, and (d) domain names and URLs.

“Seller” and “Sellers” has the meaning set forth in the Preamble.

“Seller Business” means the business currently conducted by Volato, Fly Vaunt and the aviation- related private equity fund business of Parent.

“Seller Business IP” has the meaning set forth in Section 4.7(e).

“Seller Indemnitee” has the meaning set forth in Section 7.2.

“Seller Licensed IP” means all Intellectual Property and Intellectual Property Rights (excluding any Seller Owned IP) used, held for use or practiced by Seller.

“Seller Owned IP” has the meaning set forth in Section 4.7(a).

“Seller Parent” has the meaning set forth in the Recitals.

"Tax Return" means any return, report or similar statement required to be filed with respect to any Taxes, including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

"Taxes" means any federal, state or local income, alternative, value-added, gross income, gross receipts, property, profit, production, ad valorem, sales, use, transfer, gains, license, excise, employment, withholding or minimum tax, stamp or environmental tax or any other tax, custom, duty, governmental fee or other like assessment or charge, together with any interest or penalty, addition to tax or additional amount imposed by any governmental body.

“Trade Secrets” means any data or information of Sellers that is not commonly known by or available to the public and that (a) derives economic value, actual or potential, from not being generally known to and not being readily ascertainable by proper means by other Persons who can obtain economic value from its disclosure or use and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

“Transfer Taxes” has the meaning set forth in Section 6.6(b).

“VWAP” means, for any date of determination, the volume-weighted average price per share of FLYX common stock on the NYSE American LLC (or any successor exchange) as reported by Bloomberg

L.P. under the function “VWAP” for the security designated as “FLYX <Equity> VWAP” (or, if Bloomberg ceases to publish VWAP, another reputable financial data source selected in good faith by the parties), calculated for the thirty (30) consecutive trading days ending on and including the fifth (5th) trading day prior to the applicable determination date. For the avoidance of doubt, “VWAP” shall be determined without regard to after-hours trading or any other trading outside of regular trading hours (9:30 a.m. to 4:00 p.m. New York City time) and shall exclude any block trades not reported contemporaneously with public trading data.

Exhibit B

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into on [●], 2025 (the "Closing Date"), by and between Volato, Inc., a Delaware corporation ("Seller") and flyExclusive, Inc., a Delaware corporation ("Buyer"). Seller and Buyer are sometimes referred to individually as a "Party" and collectively as the "Parties." Unless otherwise provided in this Agreement, terms with initial capital letters used in this Agreement will have the meanings ascribed to such terms in Annex A which is attached to, incorporated in and made a part of this Agreement.

W I T N E S S E T H:

WHEREAS, Buyer and Volato Group, Inc., a Delaware corporation (“Seller Parent”), are party to that certain Fouth Amendment To Aircraft Management Services Agreement, dated October 1, 2025 (the “AMS Amendment”);

WHEREAS, pursuant to Section 4 of the AMS Amendment, Buyer paid Seller Parent $2,000,000 (the “Original Purchase Price”) for the right to receive the net proceeds (the “Proceeds Assignment”) of the sale of a G280 aircraft that is subject to that certain a contract by and between Seller and Gulfstream Aerospace Corporation (“Gulfstream”) for the purchase of said G280 aircraft, attached hereto and incorporated by this reference into this Agreement as Exhibit A (the “G280 Contract”).

WHEREAS, pursuant to Section 4.5 of the AMS Amendment, to the extent Seller is able to obtain Gulfstream’s written consent in a form satisfactory to Buyer and Seller authorizing the sale and assignment of Seller’s rights and obligations under the G280 Contract to Seller (the “Gulfstream Consent”), Seller shall sell and assign its rights and obligations under the G280 Contract to Buyer in lieu of the Proceeds Assignment for the Original Purchase Price.

WHEREAS, Gulfstream has provided the Gulfstream Consent.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I. PURCHASE AND SALE

1.1 G280 Contract. Seller hereby sells, assigns, conveys and delivers to Buyer, and Buyer hereby purchases and acquires from Seller, all of Seller's right, title and interest in and to the G280 Contract, including but not limited to all of the proceeds associated with the sale of either the G280 Contract.

At the Closing (as hereinafter defined), Seller shall sell, assign, transfer, convey and deliver to Buyer the G280 Contract free and clear of any and all pledges, claims, security interests, obligations, liens, leases, contracts to sell, or other encumbrances, charges, claims, or liabilities of any kind or nature whatsoever (“Encumbrances”).

ARTICLE II PURCHASE PRICE

2.1
Purchase Price. Subject to the terms and conditions of this Agreement, the total consideration for the G280 Contract, and the other covenants and obligations under this Agreement, shall be the sum of Two Million Dollars ($2,000,000) (the "Purchase Price"), which has already been paid to Seller by Buyer in the form of the Original Purchase Price.

ARTICLE III CLOSING

3.1
Closing. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place remotely via electronic exchange of documents and signatures on date hereof (the “ Closing Date”).
3.2
Buyer’s Deliveries. At the Closing, Buyer, in addition to the other requirements of this Agreement, shall deliver, or cause to be delivered, to Seller the following:
(a)
$0.00 in cash and the Original Purchase Price will be credited as being paid in full satisfaction of the Purchase Price; and
(b)
a bill of sale, assignment and assumption agreement in a mutually agreeable form (the "Bill of Sale"), duly executed by Buyer.
3.3
Seller’s Deliveries. At the Closing, Seller, in addition to the other requirements of this Agreement, shall deliver, or cause to be delivered, to Buyer the following:
(a)
the Bill of Sale, duly executed by Seller.

ARTICLE IV REPRESENTATIONS AND WARRANTIES

To induce Buyer to enter into this Agreement and to purchase the G280 ContractG280 Contract, Seller represents and warrants to Buyer as follows, except (i) as set forth on the disclosure schedules delivered by Seller to Buyer in connection with this Agreement (the “Disclosure Schedules”) or (ii) as disclosed in the Seller’s SEC Documents filed with the SEC prior to the date hereof and publicly available on the SEC’s Electronic Data Gathering Analysis and Retrieval (EDGAR) system (but (A) without giving effect to any amendment thereof filed with, or furnished to the SEC on or after the date hereof and (B) excluding any disclosures contained under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or in any other section to the extent they are forward- looking statements or cautionary, predictive or forward-looking in nature), it being understood that any matter disclosed in the Seller SEC Documents shall be deemed to be disclosed in a section of the Disclosure Schedules only if it is reasonably apparent from a reading of such Seller SEC Documents that it would be applicable to such section or subsection of the Disclosure Schedules. The sections of the Disclosure Schedules are numbered and captioned to correspond to the Sections of this Agreement and each disclosure in the Disclosure Schedules will qualify the representations and warranties in the corresponding Section of this Agreement:

4.1
Organization and Authority. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease, hold and operate the assets and properties owned, leased, held or operated by it, to carry on its business as it is currently conducted and to enter into and perform its obligations under this Agreement. Seller is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased, held, or operated by it or the nature of its business makes such qualification or licensing necessary. The execution, delivery and performance of this Agreement and the other documents to be executed by Seller in connection herewith, the sale to Buyer of the G280 ContractG280 Contract, and the consummation of the transactions contemplated by this Agreement and such other documents, have been duly authorized by all requisite action on the part of Seller. This Agreement constitutes, and all bills of sale, assignments, agreements and other instruments and documents to be executed and delivered by Seller hereunder will constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

4.2
Absence of Conflicts and Consent Requirements. The execution and delivery of this Agreement and the other documents contemplated by this Agreement to which it is party, the consummation of the transactions contemplated by this Agreement, and compliance by Seller with the provisions of this Agreement and such other documents does not and will not: (a) conflict with or result in a breach of the terms or conditions of the Certificate of Incorporation, bylaws, Articles of Organization, operating agreement or other organizational documents of Seller; (b) violate, conflict with, constitute a default under, or give rise to any right to termination, cancellation or acceleration under the terms, conditions or provisions of any mortgage, indenture, agreement, lease, obligation, restriction, arrangement, instrument or other contract to which Seller or Fly Vaunt is a party or is bound, or by which Seller, Fly Vaunt, the G280 Contract (while giving consideration to the Gulfstream Consent), or any of Seller's or Fly Vaunt’s other properties or assets may be affected; (c) result in the creation or imposition of any lien, claim, interest, restriction, charge or encumbrance upon any of the G280 Contract, or any of the assets or properties of Fly Vaunt; (d) violate any judgment, order, decree, law, statute, regulation or other judicial or governmental restriction to which Seller, Fly Vaunt or any of the G280 Contract or any assets or properties of Fly Vaunt is subject; or (e) except as disclosed in Section 4.2 of the Disclosure Schedules, require the consent, approval or waiver of, or any prior filing with or notice to, any governmental authority or other third party.
4.3
Title to Property. Seller has good and marketable fee simple title to, or a valid leasehold interest in, the G280 ContractG280 Contract, free and clear of all Encumbrances. More specifically, Seller represents and warrants to Buyer that it has not granted a security interest in the G280 Contract. Seller has the right to convey or assign the G280 ContractG280 Contract to Buyer, and at the Closing shall have conveyed to Buyer good and valid title or leasehold interest in or to the G280 ContractG280 Contract, free and clear of any and all Encumbrances.
4.4
Contracts.

The G280 Contract is (i) current, represents an actual bona fide transaction and was prepared in the ordinary course of Seller’s operation of its business, (ii) is valid and binding obligation of Seller, (iii) in full force and effect and no party to the G280 Contract is in breach or default thereof, and (iv) not subject to any dispute, set-off, or counterclaim, nor is the G280 Contract the subject of any re-negotiation. Seller has not received any notice of termination, amendment or price increase with respect to the G280 Contract. The G280 Contract will be duly assigned to Buyer at the Closing and upon such assignment, Buyer will acquire all of Seller’s right, title and interest in and to such contract and will be substituted for Seller under the terms thereof.

4.5
Litigation. Except as set forth on Schedule 4.5, there is no suit, claim, action or proceeding, at law or in equity, now pending or, to Seller's knowledge, threatened against or affecting Seller, the G280 Contract before any court, administrative or regulatory body, or any governmental agency, nor, to Seller’s knowledge, are there any grounds therefor.
4.6
No Broker. Neither Seller nor any person acting on such party’s behalf, has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER

To induce Seller to enter into this Agreement and to sell the G280 Contract, Buyer represents and warrants to Seller as follows:

5.1
Organization and Authority of Buyer. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease, hold and operate the assets and properties owned, leased, held or operated by it, to carry on its business as it is currently conducted and to perform its obligations under this Agreement. The execution, delivery and performance of this Agreement and the other documents to be executed by Buyer in connection herewith, the purchase from Seller of the G280 Contract, and the consummation of the transactions contemplated by this Agreement and such other documents, have been duly authorized by all requisite action on the part of Buyer. This Agreement constitutes, and all bills of sale, assignments, agreements and other instruments and documents to be executed and delivered by Buyer hereunder will constitute (assuming the due authorization, execution and delivery by the other parties hereto and thereto), the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.
5.2
Absence of Conflicts and Consent Requirements. Buyer’s execution and delivery of this Agreement and the other documents contemplated by this Agreement to which it is a party, the consummation of the transactions contemplated by this Agreement, and compliance by Buyer with the provisions of this Agreement and such other documents, does not and will not: (a) conflict with or result in a breach of the terms or conditions of the Certificate of Incorporation, bylaws, Articles of Organization, operating agreement or other organizational documents of Buyer; (b) violate, conflict with, constitute a default under, or give rise to any right to termination, cancellation or acceleration under the terms, conditions or provisions of any mortgage, indenture, agreement, lease, obligation, restriction, arrangement, instrument or other contract to which Buyer is a party or is bound; (c) violate any judgment, order, decree, law, statute, regulation or other judicial or governmental restriction to which Buyer is subject; or (d) require the consent, approval or waiver of, or any prior filing with or notice to, any governmental authority or other third party.
5.3
No Broker. Neither Buyer nor any person acting on Buyer’s behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

ARTICLE VI

CERTAIN COVENANTS AND AGREEMENTS

6.1
Press Releases and Announcements. Buyer and Seller will cooperate in the preparation and dissemination of any announcements and other disclosures to others relating to the Closing, and each Party shall provide the other with the reasonable opportunity to review any such announcements or other disclosures prior to dissemination. Notwithstanding the foregoing, neither Party shall disseminate any press release without the written consent of Gulfstream.
6.2
Further Assurances; Notices and Consents. Seller and Buyer agree to cooperate fully with each other and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by a Party, to better evidence and consummate the transactions described herein and contemplated hereby, and to carry into effect the intent and purpose of this Agreement. Each of Buyer and Seller will give any notices to, make any filings with, and use commercially reasonable efforts to obtain any authorizations, consents and approvals of, any governmental authority or third party that are necessary in connection with the transactions contemplated by this Agreement. If any third party fails to provide any such necessary authorization, consent or approval, Seller shall cooperate with Buyer in any commercially reasonable arrangement designated by Buyer and designed to provide Buyer the benefits of having obtained such authorization, consent or approval, including enforcement of any related contractual or other rights of Seller.

6.3
Waiver of Right to Proceeds. Seller hereby revokes and waives any rights to the Proceeds Assignment.
6.4
Fees and Expenses. Except as otherwise provided herein, Seller and Buyer shall each bear their own costs and expenses in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the fees and expenses of their respective counsel, accountants and consultants.

ARTICLE VII SURVIVAL; INDEMNIFICATION

7.1
Survival. All representations, warranties, covenants and agreements made by a Party, whether made in this Agreement or any exhibit, schedule, agreement, certificate, instrument or other document delivered pursuant to this Agreement, shall be made at and as of the date hereof and the Closing Date and shall survive Closing and the twelve (12) months thereafter, unless the specific time for performance in such agreement sets forth a longer period of time in which case the terms of such agreement shall govern. Notwithstanding the foregoing, the Fundamental Representations and any claims relating to, arising out of or otherwise attributable to intentional fraud or intentional misrepresentation shall survive the Closing and shall continue indefinitely.
7.2.
Indemnification.
(a)
By Seller. Seller agrees to defend, indemnify and hold Buyer, and its shareholders, managers, employees, agents, representatives, successors and assigns (each a “Buyer Indemnitee”) harmless from, against and in respect of any Losses incurred or suffered by any Buyer Indemnitee with respect to: (i) any breach or inaccuracy of any representation or warranty made by Seller in Article IV above, or in any agreement, document or instrument executed by Seller pursuant to this Agreement; (ii) any breach of or default in connection with any of the covenants, agreements or obligations made by Seller in this Agreement or in any agreement, document or instrument executed pursuant to this Agreement; and/or

(iii) any failure of Seller to provide the indemnification required herein.

(b)
By Buyer. Buyer agrees to defend, indemnify and hold Seller, and its shareholders, managers, employees, agents, representatives, successors and assigns (each a “Seller Indemnitee”) harmless from, against and in respect of any Losses incurred or suffered by any Seller Indemnitee with respect to: (i) any breach or inaccuracy of any representation or warranty made by Buyer in Article V above, or in any agreement, document or instrument executed by Buyer pursuant to this Agreement; (ii) any breach of or default in connection with any of the covenants, agreements or obligations made by Buyer in this Agreement or in any agreement, document or instrument executed pursuant to this Agreement; and/or

(iii) any failure of Buyer to provide the indemnification required herein.

(c)
Claims by Party. All claims for indemnification under this Agreement shall be resolved in accordance with the following procedures:
(i)
Promptly (but in no event more than thirty (30) days) after receipt by a Seller Indemnitee or a Buyer Indemnitee, as applicable (either, an “Indemnified Party”) of written notice of any third-party claim asserted against it, such Indemnified Party shall, if a claim for indemnification is to be made against a party under this Section 7.2 (such party, the “Indemnifying Party”), give notice to the Indemnifying Party of such third-party claim, but the failure to notify the Indemnifying Party within such thirty (30)-day period shall not relieve the Indemnifying Party of any liability that it may have to any Indemnified Party, except to the extent that the Indemnifying Party demonstrates that the Indemnifying Party is actually and materially prejudiced by the Indemnified Party’s failure to give such notice. Each notice of a third-party claim shall describe the third-party claim in reasonable detail and shall indicate the amount (estimated, if necessary and to the extent possible) of the Loss that has been or may be suffered by the Indemnified Party and a reference to the provisions of this Agreement in respect of which such Losses shall have occurred.
(ii)
If any such third-party claim is brought against an Indemnified Party and such Indemnified Party gives notice thereof to the Indemnifying Party, the Indemnifying Party shall be entitled to participate in such third-party claim (at its sole cost and expense) or, by giving written notice to the Indemnified Party, to assume the defense of such third-party claim (at its sole cost and expense) with counsel reasonably satisfactory to the Indemnified Party. Notwithstanding the foregoing, an Indemnifying Party may not assume the defense of a third-party claim (and shall not be entitled to continue to control the defense of any third-party claim) if (A) the Indemnified Party determines in good faith that such Indemnifying Party does not have the financial resources to defend against the such third-party claim and to fulfill its indemnification obligations hereunder, (B) the Indemnified Party has been advised by counsel that an actual or potential conflict exists between the Indemnified Party and the Indemnifying Party in connection with such third-party claim, (C) such third-party claim relates to or otherwise arises in connection with any criminal or regulatory enforcement action or proceeding or is brought by a governmental authority,

(D) where it is reasonably likely for such third-party claim, or the Indemnifying Party’s conduct of the defense of such third-party claim, to be adverse to the Indemnified Party’s reputation or continuing business interests, (E) such third-party claim seeks an injunction, equitable relief, or other non-monetary damages against the applicable Indemnified Party or any other relief other than monetary damages, (F) such Indemnifying Party shall fail to respond and/or assume the defense of such third party claim within ten (10) days after receipt of notice from the Indemnified Party, (G) such Indemnifying Party shall fail to accept and acknowledge in writing that such Indemnified Party is entitled to indemnification with respect to such third- party claim pursuant to this Article VII, or (H) the Indemnifying Party fails defend such third-party claim in good faith.

(iii)
If the Indemnifying Party assumes the defense of a third-party claim that the Indemnifying Party is permitted to assume, then the Indemnified Party shall reasonably cooperate in the defense or prosecution thereof at the Indemnifying Party’s expense. No Indemnifying Party shall settle, compromise, or consent to the entry of a judgment of a third-party claim subject to this Section 7.2 without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned, or delayed), unless (A) the settlement includes an unconditional release of the Indemnified Party from all Losses with respect to such third-party claim and (B) the settlement does not include (I) any non-monetary commitment by the Indemnified Party or (II) any monetary commitment by the Indemnified Party with respect to which the Indemnifying Party is not required to provide full indemnification hereunder.
(iv)
If the Indemnifying Party does not assume, or is not entitled to continue control of, the defense of a third-party claim, then the Indemnified Party shall have the right to assume control of the defense of such third-party claim through counsel of its choice, the cost of which shall be at such Indemnifying Party’s expense to the extent that the Indemnified Party’s right of indemnification is established hereunder. If the Indemnified Party elects to assume the defense of a third-party claim hereunder, then the Indemnified Party shall not settle, compromise, or consent to the entry of a judgment of a third-party claim subject to this Section 7.2 without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned, or delayed) to the extent that any obligations or liabilities would be imposed on the Indemnifying Party as a result of such settlement, compromise or judgment.

(v)
If the Indemnifying Party shall fail to respond, within ten (10) days after receipt of notice from the Indemnified Party, then the Indemnifying Party shall be deemed to have accepted such third-party claim and acknowledged that the Indemnified Party is entitled to indemnification with respect to such third-party claim pursuant to this Article VII. If the Indemnifying Party shall timely respond within such ten (10)-day period and disputes such third-party claim and the Indemnified Party’s right to indemnification hereunder, then the Indemnified Party shall be free to seek enforcement of its rights to indemnification under this Article VII.
(vi)
Any direct claim for indemnification under this Article VII (not involving a third-party claim) shall be asserted by giving the Indemnifying Party written notice within a reasonable period (but in no event more than thirty (30) days) after an Indemnified Party determines the existence of the claim, stating the nature of such claim in reasonable detail and indicating the estimated amount of Losses, if practicable, and a reference to the provisions of this Agreement in respect of which such Losses shall have occurred; provided, however, that the failure to give notice to the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent such failure shall have actually and materially prejudiced the Indemnifying Party. The Indemnifying Party shall have a period of ten (10) days within which to respond to such direct claim. The Indemnified Party shall make available to the Indemnifying Party all records and other materials reasonably requested by the Indemnifying Party for use in contesting any direct claim. If the Indemnifying Party shall fail to respond within such ten (10)-day period, then the Indemnifying Party shall be deemed to have accepted that such Indemnified Party is entitled to indemnification with respect to such direct claim pursuant to this Article VII. If the Indemnifying Party shall timely respond within such ten (10)-day period and disputes such direct claim and the Indemnified Party's right to indemnification hereunder, then the Indemnified Party shall be free to seek enforcement of its rights to indemnification under this Article VII.
(d)
Miscellaneous Indemnification Terms.
(i)
The indemnification obligations under this Article VII shall be the sole and exclusive remedy available to any Indemnified Party with respect to any monetary Losses arising out of this Agreement. Notwithstanding the foregoing, nothing contained herein shall be deemed a waiver by a Party of any right to specific performance or injunctive relief or any right or remedy with respect to fraud, intentional misrepresentation, willful misconduct or willful breaches.
(ii)
For purposes of determining whether a breach has occurred, and the amount of any Losses that is the subject matter of a claim for indemnification under this Article VII based on a breach or inaccuracy of any representation or warranty contained in this Agreement, each such representation and warranty shall be read without regard and without giving effect to any “materiality,” “in all material respects,” “knowledge” or any similar standard or qualification contained in such representation or warranty (as if such standard or qualification were deleted therefrom).
(iii)
The indemnities set forth in this Article VII are intended to be enforceable against the Parties in accordance with the express terms and scope thereof notwithstanding any laws that would prohibit or otherwise limit indemnities because of the negligence (whether sole, concurrent, active or passive) or other fault or strict liability of Seller or the applicable Buyer Indemnitee, as applicable.
(iv)
The Parties shall, to the extent permitted by applicable laws, treat any payments made pursuant to this Article VII as adjustments to the Purchase Price for Tax purposes.

ARTICLE VIII MISCELLANEOUS

8.1
Merger Clause. This Agreement (and the agreements to be delivered pursuant hereto), including the schedules and exhibit attached hereto, contains the final, complete and exclusive statement of the agreement between the Parties with respect to the transactions contemplated herein and all prior or contemporaneous written or oral agreements with respect to the subject matter hereof are merged into this Agreement.
8.2
Amendments; Waiver. No change, amendment, qualification or cancellation hereof shall be effective unless in writing and executed by the Parties hereto. No action taken pursuant to this Agreement or any other agreement executed pursuant hereto, including any investigation by or on behalf of either Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.
8.3
Benefits and Binding Effect. This Agreement shall be binding upon and inure to the benefit of any and all successors, assigns, or other successors in interest of Buyer and Seller. Except for assignment by Buyer in whole or in part to one or more Affiliates (each of which shall not require consent), neither Party hereto may assign this Agreement nor any of their respective rights, interests or obligations hereunder, in whole or in part, by operation of law or otherwise, without the prior written consent of the other Party. Any purported assignment not permitted under this Section 8.3 shall be null and void.
8.4
Notices. All notices, consents, waivers, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) if mailed by certified registered mail, with return receipt requested, when received, (b) if sent by overnight delivery service or other courier, when delivered, (c) if sent by electronic mail, when sent (provided, that no “bounce-back”, system error message or other notification of non-delivery is received by the sender), or (d) if delivered by hand, when delivered. All notices to a Party shall be sent to the addresses set forth below or to such other address or Person as such Party may designate by notice to each other Party under this Section 8.4:

Seller: Volato, Inc.

Attn: [●]

1954 Airport Road, Suite 124

Chamblee, GA 30341 Email: [●]

With a copy to: Dykema Gossett PLLC Attn: Andrew T. Frost

111 E. Kilbourn Ave., Suite 1050

Milwaukee, WI 53202 Email:

Buyer: flyExclusive, Inc.

Attn: Thomas J. Segrave, Jr. 2860 Jetport Rd.

Kinston, NC 28504 Email:

With a copy to: Wyrick Robbins Yates & Ponton LLP Attn: Larry E. Robbins

4101 Lake Boone Trail, Suite 300

Raleigh, NC 27607 Email:

8.5
Captions. The Article and Section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof.
8.6
Governing Law; Venue. This Agreement and all claims and causes of action that may be based upon, arise out of, or relate to this Agreement or the negotiation, execution or performance of this Agreement shall be governed by the laws of the State of Delaware, without regard to the conflicts of law principles of such state that may result in the application of the substantive laws of another state. Further, the Parties agree to the sole and exclusive jurisdiction of any state or federal court sitting within Raleigh, North Carolina with respect to any action arising under or relating to this Agreement, and the Parties each consent to the jurisdiction of said courts and waive any right or defense relating to such jurisdiction or venue.
8.7
Schedules and Exhibits. All of the Schedules and Exhibits hereto referred to in this Agreement are hereby incorporated herein by reference and shall be deemed and construed to be a part of this Agreement for all purposes.
8.8
Severability. The invalidity or unenforceability of any one or more phrases, sentences, clauses or provisions of this Agreement shall not affect the validity or enforceability of the remaining portions of this Agreement or any part thereof.
8.9
Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument.
8.10
Attorney Fees. In the event an arbitration, suit or action is brought by any Party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing Party shall be entitled to reasonable attorneys’ fees to be fixed by the arbitrator, trail court, and/or appellate court.
8.11
Specific Performance; Remedies. The Parties acknowledges and agrees that Buyer would be damaged irreparably if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, the Parties agree that Buyer shall be entitled to an injunction or injunctions to prevent breach of the provisions of this Agreement and to enforce specifically this Agreement and its terms and provisions, without the necessity of proving the inadequacy of money damages as a remedy, in addition to any other remedy to which they may be entitled, at law or in equity. Except as otherwise provided herein, all rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any interest by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.
8.12
No Third-Party Beneficiaries. This Agreement and the other agreements to be delivered pursuant hereto (including the schedules and exhibits hereto and thereto) are not intended to, and shall not,

confer upon any other Person any rights or remedies hereunder, except for Article VII, which is for the benefit of the Indemnified Parties covered thereby.
8.13
Waiver of Jury Trial; Attorneys’ Fees. TO THE EXTENT PERMITTED BY APPLICABLE LAWS, THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION, CLAIM OR PROCEEDING (WHETHER A CLAIM, COUNTERCLAIM, AFFIRMATIVE DEFENSE OR OTHERWISE) IN CONNECTION WITH OR IN ANY WAY RELATED TO THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), ACTIONS OR INACTIONS BY OR AMONG THE PARTIES.

In the event of a dispute arising out of or relating to this Agreement or the transactions contemplated hereby, the prevailing party (as determined by a final judgment or order issued by a court of competent jurisdiction) shall be entitled to recover from the non-prevailing party, in addition to all other damages to which it may be entitled, its reasonable attorneys’ fees, expenses and costs.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement or caused this Agreement to be executed by its duly authorized representative in such form as to binding, all as of the date first above written.

SELLER:

Volato, Inc., a Delaware corporation

By:

Name: [●]

Title: Chief Executive Officer

BUYER:

flyExclusive, Inc., a Delaware corporation

By:

Name: Thomas J. Segrave, Jr.

Title: Chief Executive Officer

ANNEXES, EXHIBITS AND SCHEDULES

Annexes:

Annex A Defined Terms

Exhibits:

Exhibit A G280 Contract

ANNEX A DEFINED TERMS

"Affiliate" means, with respect to any Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

“Agreement” has the meaning set forth in the Preamble. “Bill of Sale” has the meaning set forth in Section 3.2(b).

“Buyer” has the meaning set forth in the Preamble.

“Buyer Indemnitee” has the meaning set forth in Section 7.2.

“Closing” has the meaning set forth in Section 3.1.

“Closing Date” has the meaning set forth in the Preamble. “Encumbrances” has the meaning set forth in Section 1.1.

“Fundamental Representations” means Sections 4.1 (Organization and Authority), 4.2 (Absence of Conflicts and Consent Requirements), 4.3 (Capitalization), 4.4 (Title to Property), and 4.13 (No Broker).

“Gulfstream Consent” has the meaning set forth in the Recitals. “Indemnified Party” has the meaning set forth in Section 7.2(c)(i).

“Indemnifying Party” has the meaning set forth in Section 7.2(c)(i).

"Losses" means all damages, awards, losses, demands, claims, proceedings, liabilities, judgments, obligations, Taxes, assessments, fines, sanctions, penalties, charges, costs, expenses, payments, all interest thereon (including court costs, costs of defense, and reasonable fees and expenses of attorneys, accountants and other professional advisors), including, but not limited to, consequential damages, lost profits, diminution of value, valuation metrics and other multiple-based damage, and exemplary or punitive damages (but only to the extent such exemplary or punitive damages are awarded and paid to a third party).

“Original Purchase Price” has the meaning set forth in the Recitals. “Party” or “Parties” has the meaning set forth in the Preamble.

"Person" means any natural person, firm, partnership, limited liability company, association, corporation, joint venture, unincorporated organization, joint stock company, trust, business trust, governmental authority or other entity.

G280 Contract “Proceeds Assignment” has the meaning set forth in the Recitals. “Purchase Price” has the meaning set forth in Section 2.1.

“Seller” has the meaning set forth in the Preamble.

“Seller Indemnitee” has the meaning set forth in Section 7.2.

“Seller Parent” has the meaning set forth in the Recitals.